Exhibit 10.9

Wejo Group Limited

2021 Equity Incentive Plan

Restricted Share Unit Award Agreement

This Restricted Share Unit Award Agreement (this “Agreement”) is made by and between Wejo Group Limited, an exempted company limited by shares incorporated under the laws of Bermuda (the “Company”) and John Maxwell (the “Participant”), effective as of November 19, 2021 (the “Date of Grant”).

RECITALS

WHEREAS, on May 28, 2021, Virtuoso Acquisition Corp., a Delaware corporation, the Company, Yellowstone Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of the Company, Wejo Bermuda Limited, an exempted company limited by shares incorporated under the Laws of Bermuda, and Wejo Limited, a private limited company incorporated under the Laws of England and Wales with company number 08813730 entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Business Combination (as defined in the Merger Agreement) will occur;

WHEREAS, in connection with the Business Combination the Company has adopted the Wejo Group Limited 2021 Equity Incentive Plan (as may be further amended, amended and restated or modified from time to time (the “Plan”), which is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to those terms in the Plan; and

WHEREAS, in connection with the Business Combination the Committee has authorized and approved the grant of an Award that will provide the Participant the opportunity to receive Common Shares upon the settlement of restricted share units on the terms and conditions set forth in the Plan and this Agreement.

NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the parties agree as follows:

1.	Grant of Award. The Company hereby grants to the Participant, effective as of the Date of Grant, 469,751 restricted share units (“RSUs”), on the terms and conditions set forth in the Plan and this Agreement.

2.	Vesting and Forfeiture.

(a)	General. Subject to the terms and conditions set forth in the Plan and this Agreement, one-third (1/3) of the RSUs will vest on each of the first, second and third anniversaries of the Date of Grant (each, a “Vesting Date”), subject to the Participant’s continued Service through the applicable Vesting Date.

(b)	Termination of Service without Cause or for Good Reason. If the Participant’s Service is terminated by the Company without Cause (as defined in the Employment Agreement between the Participant and wejo, Inc. dated as of July 30, 2021 (the “Employment Agreement”)) or by the Participant for Good Reason (as defined in the Employment Agreement), any unvested RSUs will fully vest as of the termination date, subject to the Participant’s compliance with Section 9(c) of the Employment Agreement. The RSUs and the Common Shares (and any resulting proceeds) will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

(c)	Termination of Service. If the Participant’s Service is terminated for any reason other than as provided in Section 2(b), and except as set forth in Section 11.3 of the Plan, upon a termination of a Participant’s Service for any reason or no reason, any then unvested RSUs will be forfeited immediately, automatically and without consideration. The RSUs and the Common Shares (and any resulting proceeds) will continue to be subject to Sections 12.2 (Termination for Cause) and 12.3 (Right of Recapture) of the Plan.

3.	Payment.

(a)	Settlement. The Company shall deliver to the Participant within thirty (30) days following the Vesting Date of the RSUs, a number of Common Shares equal to the aggregate number of RSUs that have vested pursuant to Section 2. No fractional Common Shares shall be delivered. The Company may deliver such Common Shares either through book entry accounts held by, or in the name of, the Participant or cause to be issued a certificate or certificates representing the number of Common Shares to be issued in respect of the RSUs, registered in the name of the Participant.

(b)	Withholding Requirements. The Company shall have the right to deduct or withhold from any Common Shares deliverable under this Agreement, or in its discretion to require the Participant to remit to the Company, amounts necessary to satisfy all federal, state and local taxes required to be withheld in connection with the settlement of the RSUs.

4.	Non-Disclosure and Non-Use of the Company’s Trade Secrets or Confidential Information and Restricted Activities. In consideration of the RSUs granted under this Agreement, at all times during and following the Participant’s Service, the Participant agrees that he will comply with and be subject to all of the obligations and restrictions set forth in that certain At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement entered into between WEJO California Corp. and the Participant, dated as of March 16, 2021 (as the same may be updated from time to time), which are hereby incorporated by reference.

5.	Participant Representations. The Participant acknowledges, represents and warrants that:

(a)	the Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act and the Company is relying in part on the Participant’s representations set forth in this Section 5;

(b)	if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Common Shares must be held indefinitely by the Participant unless an exemption from the registration requirements of the Securities Act is available for the resale of such Common Shares or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to the resale of such Common Shares and the Company is under no obligation to register the resale of the Common Shares (or to file a “re-offer prospectus”);

(c)	if the Participant is deemed an affiliate within the meaning of Rule 144 under the Securities Act, the Participant understands that the exemption from registration under Rule 144 will not be available under current law unless (i) a public trading market then exists for the Common Shares, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with and that any sale of the Common Shares may be made only in limited amounts in accordance with such terms and conditions; and

(d)	the Participant is either (i) an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended from time to time or (ii) not an accredited investor, and has (or, in the case of a trust, the trustee has), by him or herself or through a “purchaser representative” within the meaning of Rule 501(i) under Regulation D of the Securities Act, such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his, her or its investment in the Common Shares, and the Participant is capable of bearing the economic risks of such investment and is able to bear the complete loss of his, her or its investment in the Common Shares.

6.	Miscellaneous Provisions

(a)	Rights of a Shareholder; Dividend Equivalents. Prior to settlement of the RSUs in Common Shares, neither the Participant nor the Participant’s representatives will have any rights as a shareholder of the Company with respect to any Common Shares underlying the RSUs. If cash dividends or other cash distributions are paid in respect of the Common Shares underlying unvested RSUs, then a dividend equivalent equal to the amount paid in respect of one Common Share shall accumulate and be paid with respect to each unvested RSU at the time of settlement of the RSUs, subject to the vesting of such RSUs.

(b)	Transfer Restrictions. The Common Shares delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which such Common Shares are listed, any applicable federal or state laws and any agreement with, or policy of, the Company or the Committee to which the Participant is a party or subject, and the Committee may cause orders or designations to be placed upon the books and records of the Company’s transfer agent to make appropriate reference to such restrictions.

(c)	Clawback Policy. The Participant acknowledges that the Participant is subject to the provisions of Section 12 (Forfeiture Events) and Section 14.6 (Trading Policy and Other Restrictions) of the Plan and any compensation recovery, “clawback” or similar policy adopted by the Company from time to time and/or made applicable by law including the provisions of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection and Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

(d)	General Forfeiture Provisions. Any reduction, cancellation, forfeiture, or recoupment from the Participant of any Common Shares issued to the Participant in connection with an Award hereunder (each such occurrence, a “Forfeiture”) shall take effect as a purchase of such Common Shares by the Company as a matter of Bermuda law and shall occur in accordance with the following:

(i)	Upon the occurrence of a Forfeiture (such date, the “Forfeiture Date”), the Participant will be deemed to have sold and transferred to the Company, and the Company will be deemed to have purchased from the Participant, each Common Share subject to Forfeiture at a purchase price per Common Share equal to the par value of such Common Share (each such occurrence, a “Forfeiture Sale”).

(ii)	The Participant hereby, without any further action, confirmation, or acknowledgment required from the Participant and effective automatically upon the occurrence of any Forfeiture Sale: contributes all of the consideration that would otherwise be due and payable to it pursuant to any Forfeiture Sale (“Sale Consideration”) to the Company as a contribution to the Company’s contributed surplus account (which, for greater certainty, will not result in the Company issuing any consideration (including Common Shares or securities convertible into Common Shares) or incurring repayment obligations of any kind in connection with such contribution); directs the Company to apply such Sale Consideration directly to its contributed surplus account without paying any amounts to such Participant in connection with the applicable Forfeiture Sale; and acknowledges and agrees that by applying such Sale Consideration directly to its contributed surplus account in accordance with the direction in this Section 6, the Company will have complied with its obligations to pay such Participant the Sale Consideration due under the applicable Forfeiture Sale.

(iii)	Promptly following the Forfeiture Date, the Company shall deliver written notice to the Participant detailing the number of Common Shares purchased by the Company under the applicable Forfeiture Sale and the aggregate Sale Consideration applied to the Company’s contributed surplus account in connection therewith and such written notice, absent any manifest error, will be prima facie evidence of the Forfeiture Sale.

(iv)	The Participant and the Company intend this Agreement to function as an instrument of transfer for the purposes of Bermuda law effectuating and implementing the transfer to the Company of any Common Share purchased by the Company pursuant to a Forfeiture Sale without any further action required by the Participant at the time of any Forfeiture Sale. The Participant by executing this Agreement hereby appoints the Company and any of its officers and directors, with full power of substitution, as the Participant’s true and lawful attorney-in-fact, to execute, acknowledge, verify, swear to, deliver, record and file, in the Participant’s name, place and stead, all instruments, documents (including share transfer forms) and certificates that may from time to time be required to effectuate and implement the transfer of any Common Shares to the Company pursuant to a Forfeiture Sale. To the fullest extent permitted by law, this power of attorney is coupled with an interest, is irrevocable and shall survive, and shall not be affected by, the subsequent death, disability, incapacity, incompetency, termination, bankruptcy, insolvency or dissolution of the Participant.

(e)	Adjustments. In the event of any change with respect to the outstanding Common Shares contemplated by Section 4.5 of the Plan prior to delivery, the RSUs be adjusted in accordance with Section 4.5 of the Plan.

(f)	No Right to Continued Service. Nothing in this Agreement or the Plan confers upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(g)	Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s executor, personal representative(s), distributees, administrator, permitted transferees, permitted assignees, beneficiaries, and legatee(s), as applicable, whether or not any such person will have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(h)	Severability. The provisions of this Agreement are severable, and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, then the remaining provisions will nevertheless be binding and enforceable.

(i)	Amendment. Except as otherwise provided in the Plan, this Agreement will not be amended unless the amendment is agreed to in writing by both the Participant and the Company.

(j)	Choice of Law; Jurisdiction. This Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to this Agreement will be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(k)	Signature in Counterparts. This Agreement may be signed in counterparts, manually or electronically, each of which will be an original, with the same effect as if the signatures to each were upon the same instrument.

(l)	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Awards granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

(m)	Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions of the Plan and this Agreement, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable term and provision of the Plan will govern and prevail.

[Signature page follows.]

IN WITNESS WHEREOF, the Company and the Participant have executed this Restricted Share Unit Award Agreement as of the dates set forth below.

PARTICIPANT		WEJO GROUP LIMITED

/s/ John Maxwell		/s/ Timothy Lee

Name:	John Maxwell	Name:	Timothy Lee

Date:	11/19/21	Date:	11/19/21

[Signature Page – Maxwell RSU Award Agreement]